Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3ASR of our reports dated January 29, 2016, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2015. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

February 4, 2016